UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Evofem Biosciences, Inc. (the “Company”) today announced that Padagis Israel Pharmaceuticals Ltd. (Padagis) has withdrawn the Paragraph IV certification in its previously-submitted Abbreviated New Drug Application (ANDA) for a generic version of Phexxi® (lactic acid, citric acid and potassium bitartrate) and has instead converted to a Paragraph III certification. With this pivot to Paragraph III certification, rather than challenging the Phexxi patents and seeking approval of the ANDA prior to expiration of any of those patents, Padagis is instead now asking the U.S. Food and Drug Administration (FDA) to wait until after all the Phexxi patents expire before issuing final approval of the ANDA. The latest-expiring Phexxi patents do not expire until 2033.

Padagis previously submitted its ANDA in April 2023 requesting permission to manufacture and market a generic version of Phexxi. That ANDA contained a Paragraph IV certification, in response to which Evofem initiated patent infringement litigation against Padagis. As a result of its conversion to a Paragraph III certification, Padagis is effectively no longer challenging the Phexxi Patents; accordingly, the parties have submitted a stipulation to dismiss the case.

Phexxi is currently protected by four patents, each of which are listed in the FDA’s publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the “Orange Book.” All four patents would need to expire or be deemed invalid or not infringed before a generic version of Phexxi could be marketed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 27, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: September 27, 2023	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer